Exhibit 10.1

Earthstone Energy, Inc.

AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN
NOTICE OF PERFORMANCE UNIT AWARD

Award No.:

Participant:

Notice:
You have been granted the following award of performance units (“Performance Units”) of Earthstone Energy, Inc. (the “Company”), in accordance with the terms of this Notice of Performance Unit Award (this “Notice”), the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as approved by shareholders in June 2018, as amended from time to time (the “Plan”), and the attached Performance Unit Agreement (the “Agreement”).

Grant Date:	(the “Grant Date”)

Number of Performance Units:	(the “Units”)

Performance Period:		(the “Performance Period”)

Any payment with respect to the settlement of the Units is subject to (i) the achievement of the performance objectives set forth in the Agreement, (ii) except as otherwise provided in the Agreement, your continued service as an employee or as a director of the Company or any of its subsidiaries through the end of the Performance Period, and (iii) upon the terms and conditions of this Notice, the Plan and the Agreement.

You, by your signature as the Participant below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Notice, (ii) understand that the award of the Units is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Board of Directors of the Company with respect to matters arising under or relating to this Notice, the Agreement and the Plan.

PARTICIPANT		EARTHSTONE ENERGY, INC.

By:
Name:
Title:

EARTHSTONE ENERGY INC.
AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

PERFORMANCE UNIT AGREEMENT

1.
Award of Performance Units. Earthstone Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant under the Plan an award (the “Award”) of the number of Performance Units (each individually, a “Unit” and collectively, the “Units”) set forth in the Notice of Performance Unit Award (the “Notice”) to which this Performance Unit Agreement (this “Agreement”) is attached. This Agreement consists of the Notice and the terms and conditions of the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise provided herein, capitalized terms herein will have the same meanings as in the Plan or in the Notice.

2.
Overview of the Units. Each Unit represents a contractual right to receive one share of Class A common stock, $0.001 par value per share, of the Company (the “Class A Common Stock”), or an amount in cash as determined by Section 4 hereof, subject to the terms and conditions of this Agreement, the Plan and the Notice; provided that, based on the achievement of the performance objective outlined in Section 3 hereof (the “Performance  Objective”), the number of shares of Class A Common Stock that may be deliverable hereunder (or an amount in cash to the extent provided in Section 4) in respect of the Units will range from a minimum of 0% to a maximum of 200% of the number of Units stated in the Notice (such number of Units stated in the Notice hereafter referred to as, the “Target  Units”). The Participant’s right to receive Class A Common Stock (or an amount in cash to the extent provided in Section 4) in respect of the Units is generally contingent, in whole or in part, upon (a) the achievement of the Performance Objective and (b) except as provided in Section 5(a) or Section 6 hereof, the Participant’s continued service as an employee or as a director of the Company or any of its subsidiaries through the end of the Performance Period.

3.
Performance Objective. The Performance Objective with respect to the Target Units is based on the annualized total shareholder return as determined by the Company’s Board of Directors or its Compensation Committee (collectively, the “Board”) in its sole discretion following the end of the Performance Period as described in Exhibit A hereto. As soon as administratively practicable following the end of the Performance Period (to be not later than ninety (90) days following the end of the Performance Period, but in no event later than March 15th of the calendar year following the calendar year in which the Performance Period ends), the Board shall certify (such date that the Board certifies the results, the “Determination Date”) whether and to the extent that the Performance Objective has been achieved and will determine the number of Units, if any, determined to be earned for the Performance Period (which number of Units shall equal the product of the Target Units (subject to adjustment as set forth in Section 9 hereof) multiplied by the TSR Multiplier (as such term is defined in Exhibit A hereto) pursuant to the table set forth in Exhibit A hereto. The number of Units, if any, determined by the Board to be earned pursuant to this Section 3 shall be referred to as the “Earned Performance Units.”

4.	Settlement.

(a)
Subject to the terms and conditions of this Agreement, within ninety (90) days following the end of the Performance Period, except in no event later than March 15th of the calendar year following the calendar year in which the Performance Period ends (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company will issue one share of

Class A Common Stock (or pay cash to the extent provided by Section 4(b)) for each Earned Performance Unit in a book-entry account in the name of the Participant with the Company’s transfer agent. Any fractional Earned Performance Units shall be rounded up to the nearest whole share of Class A Common Stock. Prior to the issuance of Class A Common Stock upon the settlement of a Unit, the Participant will have no ownership interest in the Class A Common Stock represented by such Unit and the Participant will have no right to vote or exercise proxies with respect to the Class A Common Stock represented by such Unit. The Participant will not receive any dividends or be entitled to any dividend equivalents on or with respect to the Units.

(b)
Notwithstanding anything to the contrary herein, to the extent the total number of shares of Class A Common Stock that would otherwise be issued to the Participant in settlement of the Earned Performance Units pursuant to the terms of this Agreement exceeds One Hundred percent (100%) of the Target Units (which, for purposes of clarity, shall be the Target Units on the date of this Agreement (subject to adjustment as set forth in Section 9 hereof)), the Participant shall be paid cash equal to the Fair Market Value on the Determination Date of such excess shares of Class A Common Stock in lieu of being issued shares of Class A Common Stock; provided, however, to the extent that there are shares of Class A Common Stock available for issuance under the Plan or any successor plan at the time the Earned Performance Units are settled (or any portion of the Earned Performance Units are settled), then the Board may, in its sole discretion, determine to settle the applicable Earned Performance Units (or any portion of the applicable Earned Performance Units) by delivering to the Participant a number of shares of Class A Common Stock equal to the number of Earned Performance Units.

(c)
Upon conversion into shares of Class A Common Stock (or common stock of a Successor Corporation) pursuant to Section 4(a) or Section 6 hereof, a cash settlement of the Participant’s rights pursuant to Section 4(b) or at the election of the Board at its sole discretion pursuant to Section 6(d) hereof, or a combination of the issuance of Class A Common Stock and the payment of cash in accordance with any applicable provisions of this Agreement, all of the Units subject to the Award shall be cancelled and terminated. If and to the extent that the Participant is still employed or serves as a director of the Company or any of its subsidiaries at the end of the Performance Period, and none of the Units shall have become earned in accordance with the terms of this Agreement, all such Units subject to the Award shall be cancelled and terminated.

5.	Termination of Employment.

(a)
Termination for Death, Disability, Without Cause or For Good Reason. If the Participant’s continued service as an employee or as a director of the Company or any of its subsidiaries ends as a result of the Participant’s death or Disability, by the Company without Cause or by the Participant for Good Reason, then the Participant shall be deemed to have earned, as of the end of the Performance Period, that number of Units equal to the number of Earned Performance Units that the Participant would have earned in accordance with Section 3 hereof had the Participant remained employed through the end of the Performance Period. Any portion of the Units that is eligible to be earned pursuant to the preceding sentence, but is not earned as of the end of the Performance Period, shall terminate and be canceled upon the expiration of the Performance Period.  Distribution of shares of Class A Common Stock (or the payment in cash to the extent provided by Section 4(b)) in respect of the Units determined to be earned by reason of this Section 5(a) shall be made at the time provided in Section 4 hereof. For purposes of this Agreement, the term “Good Reason” means without the Participant’s written consent (i) a material reduction in the Participant’s position, authority, power, functions, duties or responsibilities compared to the Participant’s position, authority, power, functions, duties or responsibilities as of the Grant Date; (ii) the Participant’s primary work location being moved more than twenty-five (25) miles, from the Participant’s primary work location immediately prior to the relocation; (iii) the Company or any of its subsidiaries materially reduces the Participant’s base salary (unless the base salaries of substantially all other senior executives of the Company are similarly reduced); or (iv) if the Participant is a party to an employment agreement with the Company, any material breach of such employment agreement by the Company.  The Participant will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the condition(s) for “Good Reason” within ninety (90) days of the initial existence of the condition(s) for “Good Reason” and the Company must have an opportunity within thirty (30) days following delivery of such notice to cure the Good Reason condition (the “Cure Period”). If the condition(s) are not remedied during such Cure Period, the Participant may terminate such Participant’s employment with the Company for Good Reason, by delivering a written notice of termination to the Company; provided, however, that such termination must occur no later than five (5) days after the conclusion of the Cure Period; otherwise, the Participant is deemed to have accepted the condition(s), or the Company’s correction of such condition(s), that may have given rise to the existence of such Good Reason. For purposes of this Agreement, the term “Cause” means (A) the Participant’s failure to perform (other than due to Disability or death) the duties of the Participant’s position (as they may exist from time to time) to the reasonable satisfaction of the Company or any of its subsidiaries after receipt of a written warning and at least fifteen (15) days’ opportunity for the Participant to cure the failure, (B) any act of fraud or dishonesty committed by the Participant against or with respect to the Company or any of its subsidiaries or customers as shall be reasonably determined to have occurred by the Board, (C) the Participant’s conviction or plea of no contest to a crime that negatively reflects on the Participant’s fitness to perform the Participant’s duties or harms the Company’s or any of its subsidiaries’ reputation or business, (D) the Participant’s willful or gross misconduct, moral turpitude, or breach of fiduciary duty that may be or is injurious to the Company or any of its subsidiaries, or (E) the Participant’s willful violation of a material Company or any of its subsidiaries policy. The preceding definition shall not be deemed to be inclusive of all the acts or omissions that the Company or any of its subsidiaries may consider as grounds for the dismissal or discharge of the Participant or any other individual in the service of the Company or any of its subsidiaries.  Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company, the definition of “cause” as defined in the employment agreement will supersede the above definition.

(b)
Other Termination of Employment. Unless otherwise determined by the Board at or after grant, if the Participant’s continued service with the Company and its subsidiaries terminates, such that the Participant is no longer serving the Company or any of its subsidiaries as an employee or director, prior to the end of the Performance Period for any reason other than those listed in Section 5(a) hereof, all of the Units shall terminate and automatically be canceled upon such termination of service.

6.
Change of Control Event. Notwithstanding the provisions of Section 2 through Section 5 hereof, if the Participant has been continuously employed or continuously served as a director of the Company or any of its subsidiaries from the Grant Date until the date of a Change of Control Event (the “Change of Control Date”), then upon the occurrence of a Change of Control Event the Participant’s rights in respect of the Units shall be determined as provided in Section 6(a) hereof. If the Participant’s continued service with the Company and its subsidiaries terminates, such that the Participant is no longer serving the Company or any of its subsidiaries as an employee or director prior to the Change of Control Date, but the Units remain outstanding pursuant to Section 5(a) hereof, then the Participant’s rights in respect of the outstanding Units shall be determined as provided in Section 6(b) hereof.

(a)
Continuous Employment.  If a Change of Control Event occurs and the Participant’s employment or service as a director of the Company or any of its subsidiaries has not terminated prior to the Change of Control Date, then the Participant will be issued a number of shares of Class A Common Stock (or paid an amount in cash to the extent provided by Section 4(b)) equal to the number of Units that would have become Earned Performance Units in accordance with the provisions of Section 3 hereof assuming that: (i) the Performance Period ended on the Change of Control Date, and (ii) the determination of whether, and to what extent, the Performance Objective is achieved is based on actual performance against the stated performance criteria through the Change of Control Date; provided, however, that in no event shall the number of Earned Performance Units be less than the number of Target Units granted. Further, the Committee may, in its sole discretion, increase the number of Earned Performance Units to the maximum level.

(b)
Prior Termination of Employment.  If the Participant’s continued service with the Company and its subsidiaries terminates, such that the Participant is no longer serving the Company or any of its subsidiaries as an employee or director prior to the Change of Control Date, but the Units are still outstanding on such date pursuant to Section 5(a) hereof, then the Participant shall receive a number of shares of Class A Common Stock (or paid an amount in cash to the extent provided by Section 4(b)) equal to the number of shares of Class A Common Stock that would have been issued to the Participant determined as though Section 6(a) hereof was applicable to the Participant.

(c)
Time and Form of Payment.  Any shares of Class A Common Stock issuable pursuant to this Section 6 shall be issued immediately following (and not later than five (5) business days after) the Change of Control Date (or, if so provided by the Board, immediately prior to the Change of Control Event) and shall be fully earned and freely transferable as of the Change of Control Date. Notwithstanding anything else contained in this Section 6 to the contrary (other than Section 6(d)), if the Change of Control Event involves a merger, reclassification or other reorganization or business combination pursuant to which the Class A Common Stock is exchanged for or converted to stock of the surviving or continuing corporation in such transaction, the successor or continuing entity to the Company or the direct or indirect parent of the Company (collectively, the “Successor Corporation”), then the Participant shall receive, instead of each share of Class A Common Stock otherwise deliverable hereunder, the same consideration (whether stock, cash or other property) payable or distributable in such transaction in respect of a share of Class A Common Stock. Any property distributed pursuant to this Section 6(c), whether in shares of the Successor Corporation or otherwise, shall in all cases be freely transferable without any restriction (other than any such restriction that may be imposed by applicable law), and any securities issued hereunder shall be registered to trade under the Exchange Act, and shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(d)
Alternative Form of Payment.  Notwithstanding anything else contained in this Section 6 to the contrary, the Board may elect, at its sole discretion by resolution adopted prior to the Change of Control Date, to have the Company satisfy the Participant’s rights in respect of the Units (as determined pursuant to the foregoing provisions of this Section 6), in whole or in part, by having the Company make a cash payment to the Participant within five (5) business days of the Change of Control Date in respect of all such Units or such portion of such Units as the Board shall determine. Any cash payment for any Unit shall be equal to the Fair Market Value of the number of shares of Class A Common Stock into which it would convert, determined on the Change of Control Date.

7.	Taxes.

(a)
Tax Liability. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Class A Common Stock. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b)
Payment of Withholding Taxes. In the event required by federal, state or local law, the Company will have the right and is hereby authorized to withhold, and/or to require the Participant to pay upon the occurrence of an event triggering the requirement, any applicable withholding taxes in respect of the Award, whether upon its grant, vesting, settlement, and/or otherwise, and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes. The Company may, in its sole discretion, and subject to compliance with all applicable laws as set forth in Section 12 hereof, permit the Participant to satisfy such tax withholding obligation, in whole or in part, without limitation, by: (i) causing the Participant to tender a cash payment or withholding cash otherwise payable hereunder; (ii) permitting the Participant to enter into a “same-day-sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant shall irrevocably elect to sell a portion of any shares of Class A Common Stock to be delivered upon settlement in an amount necessary to satisfy the withholding taxes and the FINRA Dealer irrevocably commits to forward the proceeds directly to the Company; (iii) withholding otherwise then deliverable Class A Common Stock having a fair market value not to exceed the maximum statutory withholding amount permissible in the applicable jurisdictions; (iv) causing the Participant to surrender Class A Common Stock of the Company which (A) in the case of Class A Common Stock initially acquired pursuant to an Award or otherwise, has been owned by the Participant for any applicable holding period, and (B) has a fair market value on the date of surrender equal to the amount required to be withheld; or (v) through any other lawful manner. The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.

(c)
THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED HIM OR HER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH HE OR SHE MAY RESIDE.

8.
No Right to Employment or Service. The Participant’s employment with the Company is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan will confer upon the Participant any right to employment by the Company or will interfere with, or restrict in any way, the rights of the Company, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

9.
Adjustments in Respect of Units. In the event of any common stock dividend or common stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change with regard to the Company (other than the payment of cash dividends), appropriate adjustments shall be made by the Board to the Initial Value of the corresponding Class A Common Stock and in the aggregate number of Units subject to this Agreement. The Board’s determination with respect to any such adjustment shall be conclusive and binding on the Participant.

10.
Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, Attn: President, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant will be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

11.
Award is Not Transferable. The Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.	Compliance with Laws and Regulations.

(a)
If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 (“Rule 144”) under the Securities Act, the Participant may not sell any shares of Class A Common Stock received upon settlement of the Units unless in compliance with Rule 144. Further, the Participant’s subsequent sale of any shares of Class A Common Stock received upon the settlement of Units will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws. The Participant acknowledges and agrees that, prior to the sale of any shares of Class A Common Stock acquired hereunder, it is the Participant’s responsibility to determine whether or not such sale of such Class A Common Stock will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

(b)
The Units and the obligation of the Company to deliver shares of Class A Common Stock hereunder will be subject in all respects to (i) all applicable federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board may, in its discretion, determine to be necessary or applicable. Moreover, the Company will not issue any shares of Class A Common Stock to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Class A Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company will not be required to issue any shares of Class A Common Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(c)
It is the intention of the Company and the Participant that the payments, benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with or be exempt from Section 409A of the Code and the treasury regulations promulgated thereunder (“Section 409A”) (to the extent that the requirements of Section 409A are applicable thereto), after application of all available exemptions (including without limitation the short-term deferral rule, the involuntary separation pay plan exception, or the specified payment date rule). The provisions of this Agreement shall be construed in a manner consistent with that intention. If any provision of this Agreement contravenes Section 409A, or would cause Participant to incur any additional tax, interest or penalty under Section 409A, the Company and Participant agree in good faith to reform this Agreement to comply with Section 409A, or to take such other actions as the Company and the Participant deem necessary or appropriate, to maintain, to the maximum extent practicable, without violating the provisions of Section 409A, the original intent and economic benefit to the Participant and the Company of the applicable provision; provided that the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. Any provision required for compliance with Section 409A that is omitted from this Agreement shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed a part of this Agreement to the same extent as though expressly set forth herein. Notwithstanding anything to the contrary, the Company makes no representation with respect to the tax treatment of the payments and/or benefits provided under this Agreement, and in no event will Company be liable for, pay or reimburse any additional tax, interest or penalties that may be imposed on the Participant under Section 409A. In the event that the Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), the Company is authorized to delay any payments otherwise required hereunder following termination of employment until the first business day after the end of the six (6) month period following termination of employment, to the extent that such delay is necessary in order to comply with the requirements of Section 409A. If required to comply with Section 409A (but only to the extent so required), a termination of employment shall not be deemed to have occurred for purposes of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A (excluding death) and, for purposes of any provision of this Agreement, references to “termination of employment,” “separation from employment,” “termination,” or like terms shall mean “Separation from Service” (excluding death).

13.	Binding Agreement. This Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.	Plan Governs.

(a)
Except as set forth in this Section 14 and where explicitly stated in this Agreement, this Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(b)
Any interpretation of the Plan as the Plan applies to this Agreement shall be in compliance with Section 409A of the Code. If a provision of this Agreement is compliant with Section 409A of the Code and the conflicting provision of the Plan is not compliant with Section 409A of the Code, the provision of this Agreement shall govern.

15.
Board Authority. The Board will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Units have been earned and the determination of the number of Earned Performance Units). All actions taken and all interpretations and determinations made by the Board will be final and binding upon the Participant, the Company and all other persons, and will be given the maximum deference permitted by law. No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.
Provisions Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.
Entire Agreement. This Agreement, including the Notice, and the Plan constitute the entire understanding of the parties relating to the subjects covered herein. The Participant expressly warrants that he or she is not executing the Notice in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

19.
Modifications to this Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless made in writing signed by the Participant and a duly authorized officer of the Company. All modifications of or amendments to this Agreement must either (a) comply with Section 409A of the Code or (b) not cause the Award to be subject to Section 409A of the Code if the Award is not already subject to Section 409A of the Code.

20.	Amendment, Suspension or Termination of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

21.
Recoupment Policy. Notwithstanding any terms in this Agreement to the contrary, the Award is subject to any compensatory recovery (clawback) policy in effect at any time prior to the end of the Performance Period.

22.	Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of law provisions.

23.	Data Protection. By accepting the Award the Participant agrees and consents:

(a)
to the collection, use, processing and transfer by the Company of certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth,

other employee information, details of the Units granted to the Participant, and of cash or Class A Common Stock issued or transferred to the Participant pursuant to this Agreement (“Data”); and

(b)	to the Company transferring Data to any subsidiary or affiliate of the Company for the purposes of implementing, administering and managing this Agreement; and

(c)	to the use of such Data by any person for such purposes; and

(d)	to the transfer to and retention of such Data by third parties in connection with such purposes.

24.	No Guarantee of Interests. The Board and the Company do not guarantee the Class A Common Stock from loss or depreciation.

25.
Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom shall be delivered or paid under this Agreement following the Participant’s death any shares of Class A Common Stock that are distributable or cash payable hereunder in respect of the Units at the time specified in Section 4 hereof or, if applicable, Section 6 hereof. Each designation will revoke all prior designations, shall be in a form prescribed by the Board, and will be effective only when filed in writing with the Board during the Participant’s lifetime. In the absence of any such effective designation, shares issuable and cash payable in connection with the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to the Participant’s estate.

26.
Participant Acknowledgements. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and fully understands all provisions of this Agreement and the Plan.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE UNITS WILL BE EARNED, IF AT ALL, ONLY UPON THE ACHIEVEMENT OF THE PERFORMANCE OBJECTIVE AND THE PARTICIPANT’S CONTINUED SERVICE AS AN EMPLOYEE OR AS A DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES (NOT THROUGH THE ACT OF BEING GRANTED THE AWARD OR ACQUIRING THE UNITS HEREUNDER) THROUGH THE END OF THE PERFORMANCE PERIOD. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE, THIS AGREEMENT NOR THE PLAN WILL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S EMPLOYMENT WITH THE COMPANY OR SERVICE AS A DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES.

Exhibit A

Determination of Earned Performance Units
(Annualized Return)

1.     Definitions

“Initial Value” means $[ ] per share of Class A Common Stock.

“Cash Dividends” means the aggregate amount of cash dividends per share of Class A Common Stock paid over the Performance Period by the Company.

“Closing Value” means the volume weighted average price of a share of Class A Common Stock for the trading days during the thirty (30) calendar days ending on and including the last day of the Performance Period (as reported by Bloomberg, L.P. or another authoritative source selected by the Board). Notwithstanding the foregoing, if Total Shareholder Return for the Company is required to be determined for purposes of Section 6(a), then the Closing Value with respect to the Company shall mean the fair market value (as determined in good faith by the Board) of the consideration received by the shareholders of the Company with respect to each share of Class A Common Stock as of the effective time of the Change of Control Event; provided, however, that if such Change of Control Event is effected in a manner that does not result in the shareholders of the Company receiving consideration in exchange for their Class A Common Stock, then such Closing Value shall mean the Fair Market Value on the Change of Control Date (as defined in Section 6).

“Total Shareholder Return” or “TSR” shall mean the percentage rate of return the Company’s shareholders receive through stock price changes and the receipt of Cash Dividends paid over the Performance Period, determined in accordance with the following formula: ((a) the sum of (i) Closing Value minus (ii) Initial Value plus (iii) Cash Dividends) divided by (b) Initial Value.

2.     Determination of TSR Multiplier Attributable to Annualized TSR

The applicable “TSR Multiplier” shall be as set forth in the table below (with straight line interpolation between the TSR Multipliers set forth below), based on the Company’s Annualized TSR over the Performance Period. The Company’s “Annualized TSR” shall be calculated as follows: (i) the sum of (A) 1.00 plus (B) the Total Shareholder Return for the Performance Period, with the sum of (A) and (B) raised to the power of 1/3, minus (ii) 1.00. In the event of a Change of Control Event or the Performance Period is less than three (3) years, the “raised to the power of 1/3” shall be adjusted to reflect such shortened Performance Period.

Company’s Annualized TSR	TSR Multiplier
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